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                                  EXHIBIT 2.5
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                     AMENDMENT TO TIME BROKERAGE AGREEMENT

         This Amendment to Time Brokerage Agreement ("Amendment") is entered into as of the 19th day of April, 1995, by and between Whitehead Media, Inc., a Florida corporation (the "Licensee") and Paxson Communications Corp., a Delaware corporation (the "Programmer").

                              W I T N E S S E T H

         WHEREAS, the Licensee and the Programmer are parties to that certain Time Brokerage Agreement dated as of September 22, 1994.

         WHEREAS, the Licensee has an application pending seeking the approval of the Federal Communications Commission ("FCC") to acquire Television Station WTVX-TV, Ft. Pierce, Florida.

         WHEREAS, the Licensee and the Programmer, in order to meet certain concerns of the FCC, wish to clarify the Termination Rights of either party under the Time Brokerage Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Licensee and the Programmer agree as follows:

         1. Amendment. The Time Brokerage Agreement is hereby amended as follows:

                 Subsection (c) of Section 6.2 is deleted and Subsection (d) of
                 Section 6.2 re-titled Subsection (c).

         2. Counterparts. This Amendment may be executed in counterparts.

         3. References to Time Brokerage Agreement. Except as amended hereby, all terms and provisions of the Time Brokerage Agreement shall remain in full force and effect.





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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to
Time Brokerage Agreement the day and year first above written.


                    LICENSEE:        WHITEHEAD MEDIA, INC.

                                     By:     /s/ Eddie L. Whitehead
                                             --------------------------
                                             Name:  Eddie L. Whitehead
                                             Title: President


                    PROGRAMMER:      PAXSON COMMUNICATIONS CORP.

                                     By:     /s/ Lowell W. Paxson
                                             ---------------------------
                                             Name: Lowell W. Paxson
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer



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